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                                                                   EXHIBIT 23.06

                   CONSENT OF WASSERSTEIN PERELLA & CO., INC.

Board of Directors
Silver King Communications, Inc.
12425 28th Street
St. Petersburg, Florida 33716

Members of the Board:

     We hereby consent to the use in the Registration Statement, and in the related Joint Proxy Statement/Prospectus, of Silver King Communications, Inc. ("Parent") on Form S-4, covering the securities of Parent to be issued in connection with the mergers of a currently wholly-owned subsidiary of Parent with and into Home Shopping Network, Inc. ("HSN") and of a wholly-owned subsidiary of Parent with and into Savoy Pictures Entertainment, Inc. ("Savoy"), of our opinion dated August 28, 1996, appearing as Appendix F to such Joint Proxy Statement/Prospectus; and to the description therein of such opinion and of our presentation to the Special Committee of the independent directors of the board of directors of HSN on August 25, 1996; and to the references therein to us under the headings "Summary -- Opinions of Certain Financial
Advisors -- HSN," "Special Factors Relating to the HSN Transactions
 -- Background," "Special Factors Relating to the HSN Transactions -- Fairness of the HSN Transactions; Recommendations," "Special Factors Relating to the HSN Transactions -- Opinions of Certain Financial Advisors -- Opinion of Wasserstein Perella, Advisor to the HSN Special Committee and "Special Factors Relating to the HSN Transactions -- July 1996 HSN Projections." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), and rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

WASSERSTEIN PERELLA & CO., INC.
/s/  D.C. TAYLOR

New York, New York
November 18, 1996